UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

Achillion Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwritten Offering

On November 15, 2017, Achillion Pharmaceuticals, Inc. (the “Company,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Leerink Partners LLC, acting as representatives of the underwriters named therein (collectively, the “Underwriters”), and Johnson & Johnson Innovation-JJDC, Inc., as selling stockholder (the “Selling Stockholder”) relating to an underwritten public offering (the “Offering”) of 18,367,346 shares (the “Shares”) of our common stock, par value $0.001 per share (the “Common Stock”) held of record by the Selling Stockholder. The offering price to the public is $2.750 per share, and the Underwriters have agreed to purchase the Shares from the Selling Stockholder pursuant to the Underwriting Agreement at a price of $2.585 per share. All of the Shares are being sold by the Selling Stockholder and all net proceeds from the sale of the Shares will be received by the Selling Stockholder.

The Shares will be offered pursuant to a shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-216197) that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) and that was declared effective on April 28, 2017. A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on November 20, 2017, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company and the Selling Stockholder that are customary for transactions of this type. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Letter Agreement

In connection with the Offering described above, the Company entered into a letter agreement (the “Letter Agreement”), dated November 14, 2017, with the Selling Stockholder pursuant to which the Company and the Selling Stockholder agreed, effective upon execution and delivery of the Underwriting Agreement, as follows: (1) the Company agreed to release the restrictions on the disposition of the Shares by the Selling Stockholder, which the Selling Stockholder previously agreed to in a February 23, 2017 lock-up agreement (the “Lock-Up Agreement”) in connection with the filing of the Registration Statement; (2) the Company and the Selling Stockholder agreed to amend the investor agreement (the “Investor Agreement”) that the Company and the Selling Stockholder entered into on July 1, 2015 in connection with the Selling Stockholder’s acquisition of the Shares to provide that the Company would pay $2,879,081.49 of the aggregate underwriting discounts and commissions of the Offering, which was determined based on a calculation set forth in the Letter Agreement; and (3) the Company and the Selling Stockholder agreed that, following the closing of the Offering, the Investor Agreement would terminate and be of no further force or effect.

A copy of the Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit, the Investor Agreement, which the Company filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 10, 2015 and the Lock-Up Agreement, which the Company filed as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above, as to the Company’s entry into the Letter Agreement and the termination of the Investor Agreement in connection with the closing of the Offering, is incorporated by reference into this Item 1.02.

Item 8.01.	Other Events.

The Company issued press releases on November 14, 2017 and November 15, 2017 announcing the commencement of the Offering referred to in Item 1.01 of this Current Report on Form 8-K and the pricing of the Offering, respectively. These press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 15, 2017, by and among the Company, Goldman Sachs & Co. LLC and Leerink Partners LLC, as representatives of the underwriters named therein and Johnson & Johnson Innovation-JJDC, Inc., as selling stockholder.

10.1	Letter Agreement, dated November 14, 2017, by and between the Company and Johnson & Johnson Innovation-JJDC, Inc.

99.1	Press Release, dated November 14, 2017.

99.2	Press Release, dated November 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: November 16, 2017	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Executive Vice President and Chief Financial Officer